UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2020

ZENDESK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street	San Francisco,	California	94103
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 418-7506
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition.

        On July 30, 2020, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter ended June 30, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also issued a letter to its shareholders announcing its financial results for the quarter ended June 30, 2020 (the “Shareholder Letter”). The full text of the Shareholder Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2020, the Company’s Board of Directors (the “Board”) appointed Archana Agrawal to the Board as a Class I director, effective that day, with a term expiring at the Company’s 2021 annual meeting of stockholders. Concurrent with her election as a director of the Company, Ms. Agrawal was appointed to the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between Ms. Agrawal and any other persons pursuant to which she was selected to serve as a director. Additionally, there are no transactions involving the Company and Ms. Agrawal that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Agrawal will be entitled to receive compensation for her Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2019, as adjusted by the Board from time to time. Additionally, as set forth in the Non-Employee Director Compensation Policy and in connection with Ms. Agrawal’s appointment, the Board has granted Ms. Agrawal restricted stock units having a fair market value equal to $200,000 (pro-rated for the amount of time remaining until the anniversary of the most recent annual meeting of stockholders), based on the average closing price of the Company’s common stock over the 30 trading days prior to the date of grant. The Company has also entered into its standard form of Indemnification Agreement with Ms. Agrawal in connection with her appointment to the Board.

Item 7.01. Regulation FD Disclosure.

        On July 30, 2020, Mikkel Svane, Chief Executive Officer of the Company, will make the graphic included with this Current Report on Form 8-K as Exhibit 99.3 available to the public. The graphic and the Shareholder Letter will also be available for viewing at the Company’s investor website, https://investor.zendesk.com, although the Company reserves the right to discontinue that availability at any time.

        The information in this Item 7.01 (including Exhibit 99.3) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Zendesk, Inc., dated July 30, 2020.
99.2 Letter to Shareholders, dated July 30, 2020.
99.3 July 2020 Update, dated July 30, 2020.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

	By:	/s/ Elena Gomez
Chief Financial Officer
(Principal Financial Officer)
July 30, 2020